Exhibit 10.4



  SECOND OMNIBUS WAIVER, AMENDMENT AND REAFFIRMATION OF PERFORMANCE UNDERTAKING

     THIS SECOND OMNIBUS WAIVER, AMENDMENT AND REAFFIRMATION OF PERFORMANCE UNDERTAKING, dated as of December 15, 2006 (this "Waiver"), is by and among:

          (a) Invacare Corporation, an Ohio corporation ("Invacare"), Healthtech Products, Inc., a Missouri corporation, and Invacare Supply Group, Inc., a Massachusetts corporation (each of the foregoing including Invacare, an "Originator" and collectively, the "Originators"),

          (b) Invacare Receivables Corporation, a Delaware corporation ("IRC" and, together with the Originators, the "Companies"),

          (c) Park Avenue Receivables Company, LLC ("Conduit"), and

          (d) JPMorgan Chase Bank, N.A., individually (together with Conduit, the "Purchasers") and as agent (together with its successors and assigns in such capacity, the "Agent").

                              W I T N E S S E T H :

          WHEREAS,   the  Originators  and  IRC  are  parties  to  that  certain
     Receivables   Sale   Agreement,   dated  as  of  September  30,  2005  (the
     "Receivables Sale Agreement");

          WHEREAS, IRC, as Seller, Invacare, as Servicer, the Purchasers and the Agent are parties to that certain Receivables Purchase Agreement dated as of September 30, 2005, as heretofore amended (the "Receivables Purchase Agreement" and, together with the Receivable Sale Agreement, the "Agreements");

          WHEREAS, Invacare has executed that certain Performance Undertaking dated as of September 30, 2005, in favor of IRC (the "Performance Undertaking);

          WHEREAS, the parties entered into an Omnibus Waiver, Amendment and Reaffirmation of Performance Undertaking dated as of November 14, 2006 (the "Existing Waiver") pursuant to which the Agent and the Purchasers, among other things, waived a Termination Event and Amortization Event through and including the date hereof;

          WHEREAS, the Companies have asked the Agent and the Purchasers to extend the waivers granted pursuant to the Existing Waiver through January

     31, 2007 (as the same may be extended in accordance with the terms hereof, the "Outside Waiver Termination Date");

          WHEREAS, the parties wish to (a) extend the waivers granted under the Existing Waiver through the Outside Waiver Termination Date, (b) amend the Receivables Purchase Agreement, and (c) reaffirm the Performance
     Undertaking, in each case, on the terms and subject to the conditions hereinafter set forth; and

          WHEREAS, simultaneously herewith, Invacare and various noteholders are entering into a Second Waiver and Amendment, dated as of December 15, 2006 (the "Noteholder Waiver") to the separate and several Note Purchase Agreements dated as of April 27, 2006, and a First Amendment to Waiver and Amendment Agreement, dated as of December 15, 2006 with respect to their certain Credit Agreement dated as of January 14, 2005 (the "Bank Waiver" and, together with the Noteholder Waiver, the "Other December 2006 Waivers");

     NOW, THEREFORE, in consideration of the premises herein contained,  and for
other  good  and  valuable  consideration,   the  receipt  of  which  is  hereby
acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have their meanings as attributed to such terms in the Agreements.

     2. Limited Waivers; Amendments.

     2.1. Limited Waivers.

          (a) Any Potential Termination Event or Termination Event that may have arisen (or that may at any time hereafter prior to the Outside Waiver Termination Date arise) under: (i) Section 5.1(c) of the Receivables Sale Agreement by virtue of Invacare's failure to observe Sections 5.2(a), 5.2(c), 6.1(c) and 6.1(f) of the Five-Year Credit Agreement and/or Sections 7.1(d), 11.3 and 12 of each of the note purchase agreements executed in connection with the Senior Unsecured Notes (as defined in the Five-Year Credit Agreement) and incorporated by reference into Section 5.2(k) of the Five-Year Credit Agreement, (ii) Section 5.1(a)(ii) of the Receivables Sale Agreement by virtue of Invacare's failure to observe Section 4.1(b)(i) of the Receivables Sale Agreement, and (iii) Section 9.1(a)(ii) of the Receivables Purchase Agreement by virtue of Invacare's failure to observe
     Section 7.1(b)(v) of the Receivables Purchase Agreement (all of the foregoing, collectively, the "Existing Defaults") is hereby waived for the period commencing on the date hereof through the earliest to occur of (A) the Outside Waiver Termination Date, (B) any Potential Termination Event or Termination Event other than the Cross Defaults, (C) the breach or nonperformance by any of the Companies of any covenant, agreement or condition set forth in this Waiver, and (D) the date on which any representation or warranty in Section 3 hereof fails to be true and correct.

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          (b) Any Amortization  Event or Potential  Amortization  Event that may have arisen (or that may at any time hereafter prior to the Outside Waiver Termination Date arise) under Section 9.1(c) of the Receivables Purchase Agreement by virtue of the Existing Defaults is hereby waived for the period commencing on the date hereof through the earliest to occur of (i) the Outside Waiver Termination Date, (B) any Potential Amortization Event or Amortization Event other than the Existing Defaults, (C) the breach or nonperformance by any of the Companies of any covenant, agreement or condition set forth in this Waiver, and (D) the date on which any representation or warranty in Section 3 hereof fails to be true and correct.

          (c) The Outside Waiver Termination Date shall be automatically extended from January 31, 2007 to February 15, 2007, without notice or any other action, if (i) on or prior to December 22, 2006, Invacare has provided the Agent with a fully executed commitment letter or letters (as amended or otherwise modified from time to time, collectively, the "Commitment Letters") providing fully underwritten commitments from one or more reputable financial institutions and/or institutional investors to provide financing to Invacare in an aggregate amount sufficient to pay in full all outstanding obligations of Invacare and its Subsidiaries under the Primary Loan Documents (as defined in the Noteholder Waiver) on or prior to February 15, 2007, in form and substance satisfactory to the Agent and (ii) the waiver period under each of the Other December 2006 Waivers has likewise been (or shall be, concurrently with the extension of this Waiver) extended to February 15, 2007 on terms and conditions satisfactory to the Agent; provided, however if on or prior to January 31, 2007, (x) any of the Commitment Letters is terminated (unless the commitments under the remaining Commitment Letters, after giving effect to such termination and any new Commitment Letter or Commitment Letters entered into by Invacare in replacement of such terminated Commitment Letter and delivered to the Agent prior to such termination, are sufficient to pay in full all outstanding obligations of Invacare and its Subsidiaries under the Primary Loan Documents on or prior to February 15, 2007) or (y) the waiver period under any of the Other December 2006 Waivers shall have reverted to January 31, 2007 then, in any such case, the Outside Waiver Termination Date shall revert to January 31, 2007; provided, further that if any of the events described in the foregoing clauses (x) or (y) occurs after January 31, 2007, the waivers contained herein shall expire as of the occurrence of such event without notice or any further action.

     2.2. Amendments.

          (a) Section 6.2(a) of the Receivables Purchase Agreement is hereby amended to insert ", Weekly Report" after the term "Monthly Report".

          (b) Section 8.5 of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

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
          Section 8.5. Reports. The Servicer shall prepare and forward to the Agent (i) on the 12th Business Day of each month, a Monthly Report, (ii) on Wednesday of each week commencing on or after December 17, 2006 (or if any such Wednesday is not a Business Day, on the next succeeding Business Day thereafter, a Weekly Report as of the last Business Day of the week then most recently ended, (iii) from and after the occurrence of an Amortization Event, at such times as Agent shall request, an interim report in form reasonably acceptable to the Agent showing the amount of Eligible Receivables, and (iv) at such times as the Agent shall reasonably request, a listing by Obligor of all Receivables together with an aging of such Receivables.

          (c) A new Exhibit XI is hereby added to the Receivables Purchase Agreement which reads in the form of Annex A to this Waiver.

          (d) The following new definitions are hereby added to Exhibit I of the Receivables Purchase Agreement in their appropriate alphabetical order:

          "DLL Discount Factor" means, on any date of determination, 25% of the aggregate Outstanding Balance of "IVC & ICCG lease invoices" as reported on the most recent Monthly Report.

          "Weekly Report" means a report, in substantially the form of Exhibit XI hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to clause (ii) of Section 8.5.

          (e) The definitions of the following terms in the Receivables Purchase Agreement are hereby amended and restated in their entirety to read as follows:

          "Aggregate Reserves" means, on any date of determination, 38% of the Net Receivables Balance.

          "Designated Obligor" means (a) Mobility Products Unlimited, and (b) any other Obligor designated in writing by the Agent, in the exercise of reasonable credit judgment, as being unacceptable to it.

          "Liquidity Termination Date" means the Outside Waiver Termination Date or such later date as extended pursuant to the terms of this Agreement.

          "Monthly Report" means a report, in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to clause (i) of Section 8.5.

          "Net Eligible Receivable" means the total Eligible Receivables minus the Cash Discount Factor and minus the DLL Discount Factor.

          "Outside Waiver Termination Date" has the meaning specified in that certain Second Omnibus Waiver, Amendment and Reaffirmation of Performance Undertaking, dated as of December 15, 2006 by and among the parties hereto.

     3. Certain Representations. In order to induce the Agent and the Purchasers to enter into this Waiver, each of the Companies hereby represents and warrants to the Agent and the Purchasers that, after giving effect to the waivers contained in Section 2 hereof, (a) no Termination Event, Potential Termination Event, Amortization Event or Potential Amortization Event exists and is continuing as of the Effective Date (as defined in Section 4 below), (b) each of the Agreements to which such Company is a party, as amended hereby, constitutes the legal, valid and binding obligations of such Company enforceable against such Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law and (c) each of such Company's representations and warranties contained in each of the Agreements to which it is a party is true and correct as of the Effective Date as though made on such date (except for such representations and warranties that speak only as of an earlier date).

     4. Effective Date; Conditions Precedent. This Waiver shall become effective as of the date hereof (the "Effective Date") upon receipt by the Agent of (a) counterparts of this Waiver, duly executed by each of the parties hereto, (b) a copy of each of the Other December 2006 Waivers executed by the parties thereto, on terms and conditions acceptable to the Agent, (c) payment in immediately available funds of $6,927.20 in outstanding legal fees and disbursements of the Agent's counsel as of November 30, 2006, (d) counterparts of an amended and restated Fee Letter, duly executed by the Agent, the Conduit, IRC and J.P. Morgan Securities Inc., and (e) payment of a fully-earned and non-refundable Waiver Fee (as defined in the Fee Letter) in immediately available funds.

     5. Ratification; Reaffirmation of Performance Undertaking. Except as expressly modified hereby, the Agreements, as amended hereby, is hereby ratified, approved and confirmed in all respects. By its signature below, Invacare hereby consents to the terms of this Waiver and hereby confirms that its Performance Undertaking remains unaltered and in full force and effect.

     6. Reference to Agreement. From and after the Effective Date hereof, each reference in the Agreements to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Agreements in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreements in each case, as modified by this Waiver.

     7. Costs and Expenses. The Seller agrees to pay all reasonable costs, fees, and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Waiver.

     8. CHOICE OF LAW. THIS WAIVER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

     9. Execution in Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first above written.

PARK AVENUE RECEIVABLES COMPANY, LLC

BY:  JPMORGAN CHASE BANK, N.A., ITS ATTORNEY-IN-FACT


By: /s/ Ronald J. Atkins
Name: Ronald J. Atkins
Title: Authorized Signatory


JPMORGAN CHASE BANK, N.A., INDIVIDUALLY AND AS AGENT


By: /s/ Ronald J. Atkins
Name: Ronald J. Atkins
Title: Vice President

INVACARE CORPORATION,
HEALTHTECH PRODUCTS, INC. AND
INVACARE SUPPLY GROUP, INC.


By: /s/ Gregory C. Thompson
Name:  Gregory C. Thompson
Title:  Chief  Financial Officer


INVACARE RECEIVABLES CORPORATION


By: /s/ Gregory C. Thompson
Name:  Gregory C. Thompson
Title:  Chief  Financial Officer

                                                                         Annex A

                                   EXHIBIT XI

                              FORM OF WEEKLY REPORT




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